UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2008

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Forge Parkway
Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On February 11, 2008, the Registrant entered into an amendment (the “First Amendment”) to its Lease Agreement (the “Lease Agreement”) dated as of January 24, 2003 with CRP-2 Forge, LLC, successor in interest to Forge Park Investors LLC (the “Landlord”), for office space consisting of approximately 12,999 square feet located at 10 Forge Parkway, Franklin, Massachusetts.
          The First Amendment extends the term of the Lease Agreement for one year from March 31, 2008 through March 31, 2009 and increases the base rent from $11,916.00 to $12,999.00 per month. Under the First Amendment the Registrant has the option to extend the Lease Agreement for two successive one year terms by providing written notice to the Landlord no later than six months before the expiration of the then-current term. In addition, the Landlord must give the Registrant notice of any additional space in the building that becomes available for leasing. Unless expressly provided for in the First Amendment, all other terms of the Lease Agreement remain unchanged. The Lease Agreement is described in further detail in the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2003.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Lease dated February 11, 2008 by and between the Registrant and CRP-2 Forge, LLC, as successor in interest to Forge Park Investors LLC.

10.2	Lease Agreement by and between the Registrant and CRP-2 Forge, LLC, as successor in interest to Forge Park Investors LLC, is incorporated herein by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: March 13, 2008
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease dated February 11, 2008 by and between the Registrant and CRP-2 Forge, LLC, as successor in interest to Forge Park Investors LLC.

10.2	Lease Agreement by and between the Registrant and CRP-2 Forge, LLC, as successor in interest to Forge Park Investors LLC, is incorporated herein by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.